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                                                                    Exhibit 10.7

                          TRANSMISSION FACILITIES LEASE

         This Transmission Facilities Lease ("LEASE") is made and entered into as of the 30th day of October, 2003, by INTERNATIONAL CHURCH OF THE FOURSQUARE GOSPEL, a religious, non-profit corporation, organized and existing under the laws of the State of California (together with its successors and assigns, "LANDLORD") and SPANISH BROADCASTING SYSTEM OF CALIFORNIA, INC., a California corporation (together with its successors and assigns, "TENANT").

                                    RECITALS

         WHEREAS, Landlord is the owner of certain improved real property located in the City of Los Angeles, County of Los Angeles, State of California, as more particularly described on Exhibit "A" attached hereto (the "PROPERTY"). A memorandum of this Lease shall be recorded against, and shall be an encumbrance upon, the Property;

         WHEREAS, Landlord leased the portion of the Property described on Exhibit "B" attached hereto ("1150 PREMISES") to Eleven-Fifty Corp., a Delaware corporation ("1150") pursuant to a Lease, dated as of April 10, 1980 (the "1150 LEASE");

         WHEREAS, pursuant to Section 1 of the 1150 Lease, Landlord reserved to itself various rights and privileges with respect to the 1150 Premises (the "RESERVED RIGHTS AND PRIVILEGES") for the purpose of, among other things, enabling Landlord to maintain and operate transmission facilities for Landlord's radio station KXOL-FM (formerly known as KFSG-FM) (the "STATION") and to permit Landlord to rent broadcast and transmission facilities to others.

         WHEREAS, in connection with the Reserved Rights and Privileges, Landlord expressly excluded from the 1150 Premises under the 1150 Lease a portion of the Property ("EXCLUDED PROPERTY") for the purpose of, among other things, enabling Landlord to exercise and enjoy the Reserved Rights and Privilege;.

         WHEREAS, on or about the date hereof, Tenant is acquiring all of Landlord's personal property assets relating to the Station and all of Landlord's rights and privileges relating thereto (the "PURCHASE TRANSACTION");

         WHEREAS, Landlord desires to lease a portion of the Excluded Property to Tenant and grant to Tenant certain other rights and privileges in connection therewith, and Tenant desires to Lease from Landlord the Excluded Property and accept such other rights and privileges, in accordance with the terms and conditions of this Lease.

         NOW, THEREFORE, for good and valuable consideration paid by Tenant to Landlord, and in consideration of the mutual covenants of the parties hereto in this Lease, it is agreed as follows:

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1.                PREMISES

                  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, throughout the Term (as hereinafter defined), the premises ("PREMISES") consisting of (i) for the exclusive use of Tenant, that certain room within the building located on the Property designated on the floorplan attached hereto as Exhibit "C", (ii) for the reasonable use by Tenant in common with all others lawfully entitled to use the Property, the common passageways, restrooms and public facilities described in Exhibit "C" attached hereto,
(iii) for the use by Tenant in common with all others lawfully entitled to use the Property, the parking lot located on the Property (provided, however, for so long as the 1150 Lease remains in effect, Tenant's use thereof shall be limited to a reasonable number of parking spaces for use by personnel of Tenant and its business invitees), (iv) for the use by Tenant in common with all others lawfully entitled to use such portion of the Property, the freestanding AM transmission tower that was in existence on April 10, 1980 for the purpose of maintaining thereon an FM transmission antenna and cabling connecting the FM transmission antenna to an FM transmitter, (v) for the use by Tenant in common with all others lawfully entitled to use such portion of the Property, the property upon which Landlord maintains an easement for coaxial cable between the FM transmitter and FM transmission antenna described in clause (iv) above, as reserved by Landlord pursuant to Section (d) of the Reserved Rights and Privileges (i.e., Section l(d) of the 1150 Lease), (vi) for the use by Tenant in common with all others lawfully entitled to use the Property, such portions of the Property as shall afford Tenant, its personnel and its business invitees reasonable ingress and egress (including vehicular ingress and egress across portions of the Property suitable for vehicular use) between Montecito Drive and all portions of the Premises and between any portion of the Premises and any other portion of the Premises, (vii) for the use by Tenant in common with all others lawfully entitled to use such portion of the Property, the space on the telephone pole for the existing auxiliary antenna, (viii) for the use by Tenant in common with all others lawfully entitled to use such portion of the Property, the existing coaxial cable, along with the path upon which such cable runs, between the Station transmitter and the auxiliary antenna referred to in clause
(vii) above and (ix) for the use by Tenant in common with all others lawfully entitled to use such portions of the Property, all other portions of the Property that are currently utilized by Landlord in connection with its broadcasting operation. For the purpose of further establishing the rights of Tenant in and to the Premises, and without in any way limiting such rights, Landlord hereby grants to Tenant non-exclusive easements over the Property, and all portions thereof, as shall be necessary or appropriate to enable Tenant to enjoy full use (as permitted by this Lease) of and access to and from all portions of the Premises. Such easements shall terminate upon expiration or earlier termination of the Term.

2.                RESERVATION OF RIGHTS.

                  Landlord reserves to itself, for the entire term of the Lease, the following rights and privileges, exercise of which shall be subject to the rights of (i) 1150 under the 1150 Lease and (ii) Tenant under this Lease:

                  (a) Reasonable use of the common passageways, restrooms and public facilities described on Exhibit "C";

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                  (b)      A reasonable number of parking spaces in the parking
lot for use by personnel of Landlord and its business invitees;

                  (c) To do any of the following provided Landlord obtains FCC approval where required, Landlord furnishes Tenant with a favorable engineer's report that the intended action may be taken without impairing or interfering with the operation of the Station or degrading its signal and such action does not in fact impair or interfere with the operation of the Station or degrade its signal:

                           (i)      To make, at its expense, additions and
improvements to the existing buildings to accommodate additional space requirements of Landlord;

                           (ii)     To install and maintain additional
transmission antennas on the AM transmission towers, to use the necessary space within the improvements on the Property to house additional radio station transmitters, mobile units or microwave equipments; and

                           (iii)    At its sole expense, to relocate the
existing building, free standing tower, any additional towers and parking lot to another location on the Property, to enable Landlord to exploit and develop the remaining portion of the property owned by Landlord, provided, however, that prior to any such relocation, Landlord and Tenant shall, in their respective sole discretion, agree in writing upon reconfiguration of the Premises, easement locations and property use rights granted to Tenant hereunder so that Tenant's rights under this Lease and with respect to the Property following such relocation are not in any way materially diminished or materially impaired as a result of such relocation, and Tenant's obligations under this Lease and with respect to the Property following such relocation are not materially increased as a result of such relocation.

3.                RENT.

                  (a) Rent. Tenant agrees to pay to Landlord throughout the Term, in advance in annual installments (except as otherwise provided herein), rent ("RENT") in the amount of One Dollar ($1.00) per year. The first installment of Rent, covering the period from the Commencement Date (as hereinafter defined) through December 31, 2003, shall be paid upon Tenant's execution of this Lease. Subsequent installments of Rent shall be paid on or before January 5 of each year of the Term commencing January 5, 2004. Rent shall not be subject to increase throughout the Term.

                  (b) Prorations. If the Commencement Date shall be other than January 1 or if the last day of the Term shall be other than December 31, the annual installment of Rent shall be prorated by dividing the actual number of days during such calendar year that the Term was in effect by the actual number of days in such calendar year and multiplying the result by the full amount of the annual installment of Rent applicable to such year.

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4.                TERM.

                  (a) Term. The term of this Lease ("Term") shall commence on the date hereof ("COMMENCEMENT DATE") and, unless sooner terminated as provided in this Lease, shall expire at 12:01 a.m. on the fiftieth (50th) anniversary of the date hereof. Landlord shall deliver possession of the Premises to Tenant upon the Commencement Date. Tenant shall surrender the Premises to Landlord upon expiration or earlier termination of the Term. Upon expiration or earlier termination of the Term, any property and equipment of Tenant on the Premises shall, at the election of Tenant, be removed from the Premises at Tenant's expense on or before the last day of the Term or left on the Premises following the Term. If such property and equipment is left on the Premises more than 180 days after the written notice from Landlord to Tenant delivered after expiration or earlier termination of the Term demanding Tenant's removal of such property and equipment, such property and equipment shall become the property of Landlord.

                  (b) Termination Rights. Tenant, in its sole and absolute discretion, may terminate this Lease at any time by delivering to Landlord written notice of such termination executed by Tenant.

5.                USE.

                  (a) Permitted Use. Tenant shall use the Property exclusively as a site for broadcasting and transmission of the Station and its related broadcasting activities. The use of the Property for that purpose is subject to all of the terms, provisions and conditions of the Conditional Use Permits issued by the City of Los Angeles as set forth on Exhibit "D" attached hereto and by this reference made a part hereof, together will all the covenants, conditions, easements, roads, restrictions, and reservations of records. Tenant shall, at its own expense, comply with all laws, ordinances and regulations by federal, state and municipal authorities or with any direction of any public officer pursuant to law, which shall impose any duty upon the Tenant with respect to the Property and the said Conditional Use Permit. Tenant shall, at its sole expense, obtain all licenses or permits which may be required for the conduct of its business within the terms of this Lease.

                  (b) Environmental Matters. Without limiting the foregoing, Tenant shall not, without the prior written consent of Landlord, use, generate, manufacture, treat, handle, refine, produce, process, store, release, discharge or dispose of at the Property any "hazardous substances," "hazardous materials," "toxic substances," "hazardous wastes," "pollutants"or "contaminants," as such terms and words of similar import (collectively called "HAZARDOUS MATERIALS") are defined or used in the federal and state environmental laws presently existing as of the date of this Lease or hereafter enacted and applicable to the Property (collectively called the "ENVIRONMENTAL Laws"). "Hazardous Materials" shall not include (i) ordinary office supplies,
(ii) repair, maintenance and cleaning supplies maintained or (iii) supplies and materials customarily used in the operation of a broadcasting and transmission facility such as that currently operated on the Property, in each case, in reasonable and necessary quantities and used in accordance with all Environmental Laws. If Landlord permits certain Hazardous Materials to be used in the construction of any improvements within the Premises (for example, wood preservatives) or in the operation of any businesses within the Premises (for example, cleaning agents), the Tenant shall use and dispose of such Hazardous

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Materials, or cause such Hazardous Materials to be used and disposed of, in compliance with the applicable Environmental Laws. Tenant shall promptly notify the Landlord, in writing, if the Tenant at any time shall become aware of any spillage, release or discharge of Hazardous Materials on, within or under the Premises, and shall provide such detailed reports thereof as the Landlord may reasonably request. Tenant shall indemnify and hold Landlord harmless against all costs and expenses (including reasonable attorneys' fees), losses, damages, and liabilities ("collectively, "LOSSES") incurred by the Landlord to the extent arising out of or directly or indirectly attributable to: (a) Tenant's use, generation, manufacture, treatment, handling, refining, production, processing, storage, release, discharge, or disposal of any Hazardous Materials on or within the Premises which shall occur during the Term; (b) any amounts assessed against Landlord pursuant to the Environmental Laws based upon Landlord's ownership of the Premises, for the clean up or disposal of Hazardous Materials described in the foregoing clause (a); and (c) Landlord's enforcement of Tenant's covenants under this Section 5(b), whether or not suit is brought therefor; provided, however, Tenant shall not be required to indemnify or hold harmless Landlord against Losses to the extent arising out of the negligence or wilful misconduct of Landlord or any other tenant, licensee or occupant of the Property. This indemnity shall survive any termination of this Lease. Tenant acknowledges that Landlord has not provided Tenant with any report regarding Hazardous Materials, that Tenant has had an opportunity to obtain such a report at Tenant's expense and that Landlord has made no representation or warranty regarding Hazardous Materials.

6.                LEASE SERVICES.

                  The cost of all water, gas, heat, air conditioning, electricity, telephone service, other utilities, waste removal, sewer, and janitorial service (collectively, "LEASE SERVICES") shall be borne by Tenant and Landlord as provided in this Section 6. During the Term, (i) Tenant shall bear the costs of all Lease Services furnished to and consumed by Tenant in areas of the Premises where Tenant has exclusive possession and (ii) Landlord (or any other tenant of the Property that may have assumed Landlord's obligation to bear such costs) shall bear the costs of all Lease Services furnished to portions of the Property and Premises used in common with other tenants and occupants of the Property. The parties shall attempt, to the extent reasonably possible, to cause any utilities described in clause (i) above to be separately metered from utilities provided to other portions of the Property and to have Tenant directly contract with utility and other service providers for the Lease Services described in clause (i). If separate metering and contracting for any Lease Service described in clause (i) shall not be possible, the total cost of furnishing such Lease Service to the Property shall be equitably apportioned (based on relative consumption) between the portion of the Premises where Tenant has exclusive possession and the remainder of the Property (with Tenant bearing the former costs). The method for determining such apportionment as to any particular Lease Service shall be subject to the reasonable approval of Tenant and Landlord. Landlord (or any other tenant of the Property that may have assumed Landlord's obligation) shall maintain in good condition and repair all portions of the Property other than those of which Tenant has exclusive use and possession. Tenant, at its cost, shall maintain in good condition and repair all portions of the Premises of which Tenant has exclusive use and possession.

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7.                INSURANCE.

                  (a) Landlord's Insurance. Landlord agrees to keep in full force and effect from and after the Commencement Date and throughout the remainder of the Term, at Landlord's cost, the following insurance:

                           (i) "All Risk or Special Causes of Loss" property
insurance including at least the following perils: fire and extended coverage, smoke damage, vandalism, malicious mischief and sprinkler leakage (including earthquake sprinkler leakage). Such insurance shall cover the entire Premises, including all fixtures and equipment therein, excluding equipment owned by Tenant.

                           (ii) Commercial General Liability Insurance or
Comprehensive General Liability Insurance (on an occurrence basis) insuring bodily injury, personal injury and property damage including the following divisions and extensions of coverage: Premises and Operations; blanket contractual liability (including coverage for Landlord's indemnity obligations under this Lease); and products and completed operations. Such insurance must have the following minimum limits of liability: bodily injury, personal injury and property damage - $6,000,000 each occurrence.

                  (b) Tenant's Insurance. Tenant agrees to keep in full force and effect from and after the Commencement Date and throughout the remainder of the Term, at Tenant's cost, the following insurance:

                           (i) Property insurance against "All Risks" of
physical loss covering the replacement cost of all equipment and personal property of Tenant at the Premises.

                           (ii) Commercial General Liability Insurance or
Comprehensive General Liability Insurance (on an occurrence basis) insuring bodily injury, personal injury and property damage including the following divisions and extensions of coverage: Premises and Operations; blanket contractual liability (including coverage for Tenant's indemnity obligations under this Lease) ; and products and completed operations. Such insurance must have the following minimum limits of liability: bodily injury, personal injury and property damage - $6,000,000 each occurrence.

                  (c) Insurance Requirements. All policies must be issued by an insurer licensed in the State of California having a policyholder rating of at least "B+" and a financial rating of at least "XIV" in the most recent version of Best's Key Rating Guide. Landlord's and Tenant's policies must contain a requirement to notify Tenant and Landlord, respectively, in writing not less than thirty (30) days prior to any cancellation or other termination thereof (except that the above requirement shall be ten (10) days with respect to cancellation due to non-payment of premiums). Landlord and Tenant each agree to deliver to Tenant within thirty (30) days after the date hereof, certificate(s) of insurance evidencing the existence of such insurance and Landlord's and Tenant's compliance with the provisions of this Section 7. Landlord and Tenant each agree to cause replacement certificates to be delivered to the other party not more than thirty (30) days after the expiration of any such policy or policies. If any such initial or replacement certificates are not furnished within the time(s) specified herein, the other party shall have the right, but not the obligation, to procure such insurance as such party deems necessary to protect its interests at the expense of the party who failed to maintain the

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required insurance. Each party's policies must name the other party as an additional insured. Landlord's policies must also contain a provision that the insurance afforded by such policies are primary insurance except with respect to negligent acts of Tenant, its agents and invitees, and any insurance carried by Tenant will be excess over and noncontributing with Landlord's insurance except with respect to negligent acts of Tenant, its agents and invitees.

8.                PROPERTY TAXES.

                  Landlord shall pay, prior to delinquency, all property taxes and assessments with respect to the Property, the Premises and Tenant's leasehold interest in the Premises. Landlord agrees promptly to furnish Tenant with satisfactory evidence that such taxes and assessments have been paid. If Landlord fails to pay any such taxes and assessments, Tenant shall have the right, but not the obligation, to pay such taxes and assessments (and any interest and penalties therein) at Landlord's expense.

9.                ALTERATIONS.

                  Tenant may make, at Tenant's cost and without the need for Landlord consent, such alterations and improvements to the portions of the Premises of which Tenant has exclusive possession; provided, however, as to any alterations and improvements having a cost in excess of $5,000, Tenant shall provide Landlord not less than forty-eight (48) hours prior written notice of such alterations and improvements. Tenant may make, at Tenant's cost, alterations and improvements to other portions of the Property, provided Tenant obtains Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall deliver to Landlord copies of all drawings, plans and permits for any alterations and improvements to be made at the Property by Tenant. All alterations, additions and improvements shall be accomplished in a good and workmanlike manner, in conformity with all applicable laws, rules and regulations. Tenant agrees that it will pay the cost of any and all alterations, additions and improvements to the Property when due and hereby agrees to indemnify and hold Landlord harmless from and against any loss, cost, damage, lien claim, stop notice claim or liability to anyone by reason of any non-payment or claim of non-payment of such costs. Landlord reserves the right to post in or about the Property in the event of any such work, such notices of non-responsibility as may be permitted by law.

10.               DAMAGE. DESTRUCTION AND CONDEMNATION.

                  (a) Damage and Destruction. In the event the Premises, or any portion thereof, but excluding Tenant's equipment, shall be damaged or destroyed, Landlord shall promptly cause the same to be repaired and replaced at Landlord's cost. If Landlord fails to promptly repair the Premises, Tenant shall have the right, but not the obligation, to cause such repairs and replacements to be made at Landlord's expense and, upon request of Tenant following such failure to repair, Landlord shall assign to Tenant all insurance proceeds received or which Landlord is entitled to receive with respect to any such damage or destruction. Rent shall be abated following any damage or destruction in proportion to the degree of impairment of Tenant's use of the Premises resulting therefrom. Landlord shall have no right to terminate this Lease as a result of damage or destruction and hereby waives any statutory or other legal right to so terminate this Lease.

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                  (b)      Eminent Domain. If the whole or any portion of the
Premises is permanently taken for any public or quasi-public purpose by an lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, this Lease shall terminate as to the portion of the Premises taken effective on the date of taking and the Rent shall be equitably reduced. Landlord shall have no right to terminate this Lease as a result of any taking and hereby waives any statutory or other legal right to so terminate the Lease.

11.               Defaults and Remedies,

                  (a) Default. The occurrence of any one or more of the following events shall constitute a default by Tenant:

                           (i)      The failure by Tenant to make any payment of
Rent as and when due, where such failure continues for a period ninety (90) days after written notice thereof from Landlord to Tenant;

                           (ii)     The failure by Tenant to observe or perform
any of the other covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in clause (i), above, where such failure continues for a period of thirty (30) days after written notice thereof from Landlord to Tenant. If the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant will not be deemed to be in default if Tenant commences such cure within such ninety (30) day period and thereafter diligently prosecutes such cure to completion.

The foregoing notices shall be in addition to any notice required under applicable law (including, without limitation, California Code of Civil Procedure Section 1161.

                  (b) Landlord's Remedies. In the event of any default by Tenant, Landlord shall have such remedies as are available to landlord under applicable California law; provided, however, Landlord shall have no right to consequential damages from Tenant.

                  (c) Tenant's Remedies. In the event of a failure by Landlord to perform any of its obligations under this Lease, Tenant shall have, on a cumulative basis, all remedies available at law or in equity. Without limiting the generality of the foregoing, Landlord agrees that in addition to all other rights and remedies available at law or in equity, Tenant shall be entitled to obtain specific performance of the obligations of Landlord under this Lease and immediate injunctive relief and that in the event any action or proceeding is brought in equity to enforce the same Landlord shall not assert, as a defense, that there is an adequate remedy at law.

12.               Assignment and Subletting.

                  Tenant may assign this Lease or sublet the Premises without Landlord's consent provided that the assignee or subtenant shall use the Premises only for uses permitted under this Lease. Tenant shall deliver written notice of any assignment or subletting to Landlord as promptly as reasonably possible following the effective date of such assignment or the commencement date of

                                      -8-

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such sublease, as applicable, but in any event within thirty (30) days thereafter. Tenant may assign any easements granted under this Lease, or grant subeasements, without Landlord's consent. Tenant shall deliver written notice of any assignment or grant of subeasement to Landlord as promptly as reasonably possible following the effective date of such assignment or grant, but in any event within thirty (30) days thereafter. Tenant shall have the right to assign all or any portion of its right, title and interest in and to the Reserved Rights and Privileges without Landlord's consent or notice to Landlord.

13.               ESTOPPEL CERTIFICATES.

                  Within ten (10) days following any written request which Tenant may make from time to time, Landlord agrees to execute and deliver to Tenant such estoppel certificates as Tenant may request.

14.               QUIET ENJOYMENT.

                  Landlord covenants and agrees with Tenant that upon Tenant paying the Rent required under this Lease, Tenant may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease.

15.               REPRESENTATIONS AND WARRANTIES BY LANDLORD.

                  Landlord hereby represents and warrants to Tenant, as follows:

                  (a) Authority and Power. Landlord has full right, power, legal capacity and authority to execute, deliver and perform its obligations under this Lease, and once executed and delivered, this Lease shall be valid and fully binding on Landlord and enforceable in accordance with all its terms.

                  (b) No Other Approval Required. No consent, approval, authorization, order or registration of, or with, any court or regulatory authority or other governmental body, or other person or entity, is required for the consummation by Landlord of the transactions contemplated by this Lease.

                  (c) No Conflicts. The execution, delivery and performance of this Lease by Landlord (A) will not violate any provision of any applicable law or regulation or of any order, writ, judgment, injunction or decree (each, a "LEGAL REQUIREMENT") of any governmental agency, division, authority, board, bureau, commission, court, department or instrumentality (each a "GOVERNMENTAL AUTHORITY"), (B) will not violate any organizational documents of Landlord, and
(iii) will not violate any provision of, or constitute a default (with due notice and/or lapse of time) under, or result in the creation or imposition of any lien, charge or encumbrance upon any asset of Landlord (including, without limitation, any portion of the Property or the Reserved Rights and Privileges) pursuant to the provisions of, any mortgage, indenture, contract, agreement, lease or other agreement to which Landlord is a party or which is binding upon Landlord or any of its assets (including, without limitation, any portion of the Property or the Reserved Rights and Privileges).

                  (d) Compliance with Laws. As of the date of this Lease, the Property and Landlord are in compliance with all laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Authority applicable to Property or the ownership and operation thereof.

                  (e) KXOL-FM Transmission Equipment. The FM transmission antenna located on the Premises as of the date of this Lease and as of the Commencement Date is and will be the same FM transmission antenna as was located on the free-standing AM transmission tower on the date of the 1150 Lease and such antenna has been located on such tower continuously at least since the date of the 1150 Lease. All of the transmitters and other equipment on the Property for the transmission of FM radio signals from such FM transmission antenna are the same transmitters and equipment as was used by Landlord in the operation of the Station, or are additions or replacements thereof as described in clause
(e)(iv) of the Reserved Rights and Privileges (Section l(e)(iv) of the 1150 Lease).

                  (f) No Leases, Options, Etc. There are no leases or occupancy agreements (except for the 1150 Lease and an agreement with the Los Angeles Police Department permitting that department to transmit from the site for police purposes), options to purchase, options to lease, rights of first refusal, rights of first offer (except in the 1150 Lease), contracts of sale, mortgages, deeds of trust, licenses, or any other similar rights, agreements, options or encumbrances with respect to or affecting the Property, or any portion thereof. Landlord has delivered a true, correct and complete copy of the 1150 Lease to Tenant and the 1150 Lease has not been amended, modified or supplemented in any respect except as set forth in a Settlement Agreement dated June 25, 2002 between Landlord and Citicasters Licenses, Inc., the current lessee under the 1150 Lease, a copy of which has been delivered to Tenant.

16.               ADDITIONAL COVENANTS OF LANDLORD.

                  (a) Other Uses. Landlord shall not use, maintain, operate or occupy, or allow others to use, maintain, operate or occupy, the Property in any manner which (i) violates any Legal Requirement, (ii) constitutes a public or private nuisance or (iii) impairs, restricts, limits or otherwise adversely affects the full possession, use and enjoyment by Tenant of the Premises, the easements or other rights granted hereunder (collectively, the "GRANTED RIGHTS"). Without limiting the generality of the foregoing, Landlord shall not take or permit others to take any action including, without limitation, improving, developing or altering the Property or any portion thereof, or drilling, excavating, grading or using the Property in any other manner, if such action would impair, restrict, limit or otherwise adversely affect full possession, use and enjoyment by Tenant of the Granted Rights.

                  (b) 1150 Lease Modifications. Landlord shall not, without the prior written consent of Tenant, which may be withheld by Tenant in its sole discretion, modify or amend the 1150 Lease in any manner which would impair the rights and privileges granted to Tenant hereunder.

                  (c) Enforcement of 1150 Lease. If 1150 shall fail to pay or perform any of its obligations under the 1150 Lease, to the extent such failure, in the opinion of Tenant, adversely affects possession, use and enjoyment by Tenant of any of the Granted Rights, then upon written

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

request by Tenant, or, if Landlord so elects, prior to any such written request, Landlord shall make demand upon 1150 to pay or perform such obligations and shall take reasonable steps to enforce such obligations.

                  (d) Adverse Claims. Landlord shall indemnify, defend, at its own cost and expense, and hold harmless Tenant from and against any third party action, proceeding or claim affecting the Property or any of the Rights which constitutes a breach of the Landlord's covenant of quiet enjoyment in this Lease.

                  (e) Certain Sales. In the event of any sale, transfer or other disposition of the Property, or any portion thereof, at any time during the Term, Landlord shall cause the deed to the transferee to state that such sale is expressly subject to this Lease. Landlord shall not enter into any purchase and sale or other agreement for the sale, transfer or other disposition of the Property, or any portion thereof, unless such agreement expressly states that the sale, transfer or other disposition of the Property shall be subject to this Lease and that the deed to the transferee will contain a similar statement. Nothing in this Section 16(e) shall be construed so as to give Landlord or any other person or entity the right, in connection with a sale or otherwise, to terminate, limit or restrict the Rights and Interests.

                  (f) Other Grants. Landlord shall not mortgage or grant any lien or security interest with respect to the Property unless such mortgage or other instrument creating a lien or security interest expressly provides the mortgage, lien or security interest is junior and subordinate to Tenant's leasehold created under this Lease. Landlord shall not, directly or indirectly, grant to any person or entity any option to lease or purchase the Property or any portion thereof or any right of first offer, right of first refusal or other pre-emptory right with respect to the Property or any portion thereof that is exercisable during the first ten (10) years following the Commencement Date. Any such right exercisable thereafter, shall be subject to Tenant's rights under
Section 17 below.

                  (g) Restrictions on Transfers. Landlord shall not Transfer (as defined in Section 17 below) the Property, or any portion thereof, for a period of ten (10) years following the Commencement Date. Any attempted Transfer in violation of this restriction shall be void ab initio.

17.               RIGHT OF FIRST REFUSAL.

                  (a)      Without first complying with the provisions of this
Section 17, Landlord shall not consummate a Transfer (as hereinafter defined) or enter into any contract to effect a Transfer at any time during the Term. The term "TRANSFER" shall mean any or more of the following with respect to the Property or any portion thereof, whether achieved directly or indirectly: a sale, exchange, assignment, lease, or transfer; the grant of any other right of use, possession or occupancy; the sale or transfer of any direct or indirect beneficial interest in Landlord; and the grant of any option or right, the exercise of which will result in any of the foregoing.

                  (b) If Landlord desires to effect a Transfer with or to a third party, Landlord shall first enter into a formal, legally binding contract (such contract, together with any and all other agreements amending or modifying such contract or relating to the subject matter of the contract, the

"CONTRACT") with such third party (the "TRANSFEREE") setting forth all of the terms and conditions of such proposed Transfer, which Contract shall expressly provide (i) that the Contract is contingent on Tenant not exercising its rights under this Section 17 and (ii) that if Tenant does not exercise its rights under this Section 17 the Transferee, after consummating the Transfer, shall be subject to all of the terms and conditions of this Lease. Within five days after the Contract is executed and delivered by both parties thereto, Landlord shall deliver a notice to Tenant (the "TRANSFER NOTICE") accompanied by a copy of the Contract and a certification executed by Landlord wherein Landlord represents and warrants to Tenant (w) that the enclosed Contract is a true and complete copy of the Contract, (x) there are no other agreements with respect to the proposed Transfer, (y) whether the purchase price and all other terms and conditions of the Contract were arrived at through arms' length negotiations and
(z) whether the Transferee is affiliated with Landlord. Such certification shall be accompanied by a copy of a current preliminary title report and survey covering the property to be transferred.

                  (c) If the terms and conditions of the Contract are not reasonably susceptible of being performed by Tenant (e.g., because the Contract calls for an exchange of property owned by the third party) or if the transaction contemplated by the Contract is part of a larger business transaction which involves more than the mere transfer of real estate, or if the other party to the Contract is affiliated with Tenant, or if the purchase price or any other term or condition of the Contract was not arrived at through arms' length negotiations, then Landlord shall not consummate the Transfer without first offering Tenant the option of purchasing the Property (or such smaller portion thereof as was the subject of the Contract) for a purchase price equal to its then fair market value as determined by the Real Estate Valuation Rules of the American Arbitration Association (the "AAA"). In arriving at such fair market value the AAA shall take into account all then existing liens and encumbrances, including, without limitation, this Lease, Tenant may exercise such option by written notice to Landlord given within 30 days after Landlord notifies Tenant in writing of such purchase option (the "LANDLORD'S OPTION NOTICE"). If Tenant, within thirty (30) days after receipt of Landlord's Option Notice, exercises it purchase option, then the parties shall proceed to determine the fair market value as aforesaid. Judgment upon the award of the AAA may be entered in any court having jurisdiction thereof. Within 90 days after fair market value is determined, Landlord and Tenant shall close on the purchase; provided, however, that Tenant may nullify its exercise of such purchase option by so notifying Landlord within 20 days after Tenant is notified of the AAA's determination of the fair market value. If Tenant nullifies such exercise of its option, Landlord may proceed to close under the terms of the Contract. However, any subsequent Transfer shall once again be subject to Tenant's rights under this Section 17.

                  (d) If the provisions of Section 17(c) above are not applicable and Tenant, within thirty (30) days after receipt of the Transfer Notice, indicates in writing to Landlord its agreement to acquire the relevant property on the terms set forth in the Contract, Tenant and Landlord shall proceed to execute a contract on the same terms of the Contract and close thereunder, provided that in no event shall Tenant be obligated to close thereunder sooner than one hundred twenty (120) days after the Transfer Notice was given. If Tenant does not notify Landlord of its intent to exercise its right of first refusal within such thirty (30) day period, or if Tenant shall give Landlord written notification that it does not elect to exercise such right of first refusal, then Landlord may close under the Contract in accordance with the terms thereof. However, any subsequent Transfer shall once again be subject to Tenant's rights under this Section 17.

                  (e) Tenant acknowledges that the rights granted to Tenant pursuant to this Section 17 shall, during the remainder of the term of the 1150 Lease, be subordinate to the right of first refusal granted to the tenant under the 1150 Lease.

18.               EQUAL PRIORITY WITH 1150 LEASE.

                  Except with respect to any rights previously granted to the tenant under the 1150 Lease that have precedence over the rights granted to Tenant hereunder, this Lease shall enjoy equal priority with the 1150 Lease.

19.               SURVIVAL.

                  All of the covenants, grants, representations, warranties and other rights in this Lease shall survive the expiration or earlier termination of the 1150 Lease. The indemnification agreements set forth in this Lease shall survive the expiration or earlier termination of this Lease.

20.               COVENANTS TO RUN WITH THE LAND.

                  Each and every one of the covenants, conditions, restrictions, obligations, and provisions contained in this Lease (whether affirmative or negative in nature) shall run with the Property for the benefit of the estates granted to Tenant hereunder, and all such covenants, conditions, restrictions, obligations and provisions shall be binding on any all successive owners, and each and every person having any interest in the Property or any part thereof derived through Landlord, whether such interest is a fee, easement, leasehold, beneficial or otherwise, and each successor and assign of such person, all for the express benefit of the estates granted to Tenant hereunder.

21.               FURTHER ASSURANCES.

                  Landlord shall execute all instruments, enter into all agreements, execute all documents and make all records in public offices to carry out the purposes of this Lease and to set forth the rights of Tenant granted herein, and Landlord shall bear all reasonable costs and expenses (not including Tenant's attorneys' fees and costs) in connection therewith. Tenant, at Landlord's request and expense, shall withdraw any such recordings upon the expiration of this Lease.

22.               INDEMNITY.

                  (a) Landlord's Indemnity. Landlord hereby agrees to indemnify and defend Tenant, its officers, directors, direct and indirect shareholders and owners, employees, agents, successors and assigns (the "TENANT INDEMNIFIED PARTIES"), and each of them, and hold the Tenant Indemnified Parties harmless from any and all losses, costs, damages, charges, liabilities, obligations, fines, penalties, claims, demands or judgments and any and all expenses, including, without limitation, reasonable attorneys' fees and expenses, court costs, and costs of appeal, settlement and negotiations (collectively, "CLAIMS"), arising out of or in connection with any breach of a representation made by Landlord hereunder or any failure to perform or observe any of the terms, covenants, conditions or provisions required to be performed or observed by Landlord under this Lease.

                  (b) Tenant's Indemnity. Tenant hereby agrees to indemnify and defend Landlord, its officers, directors, direct and indirect shareholders and owners, employees, agents, successors and assigns (the "LANDLORD INDEMNIFIED PARTIES"), and each of them, and hold the Landlord Indemnified Parties harmless from any and all Claims arising out of or in connection with any breach of a representation made by Tenant hereunder or any failure to perform or observe any of the terms, covenants, conditions or provisions required to be performed or observed by Tenant under this Lease.

23.               COMPLETE AGREEMENT.

                  This Lease is the complete agreement between Landlord and Tenant with respect to the subject matter hereof and supersedes all prior negotiations and agreements with respect thereto. There are no representations, warranties, covenants, conditions, terms, agreements, promises, understandings, commitments or other arrangements between Landlord and Tenant with respect to the subject matter hereof other than those expressly set forth herein.

24.               BINDING EFFECT.

                  Subject to the provisions of this Lease relating to transferability, this Lease shall be binding upon the parties hereto and inure to the benefit of such parties, and their respective permitted successors and assigns.

25.               INTERPRETATION; HEADINGS; CONSTRUCTION.

                  All pronouns shall be deemed to refer to the masculine, feminine or neuter, or singular or plural, as the context in which they are used may require. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the interpretation of any provisions of this Lease. Numbered or lettered sections and subsections herein contained refer to sections and subsections of this Lease unless otherwise expressly stated. Landlord and Tenant agree that each party has participated in the drafting and preparation of this Lease, and, accordingly, in any construction or interpretation of this Lease the same shall not be construed against any party by reason of the source of drafting.

26.               SEVERABILITY.

                  If any term or provision, or portion thereof, of this Lease or the application of any such term or provision, or portion thereof, shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction or arbitrator, as applicable, such invalidity, illegality or unenforceability shall not affect the remainder of such term or provision, any other term or provision hereof or any subsequent application of such term or provision. In lieu of any such invalid, illegal or unenforceable term or provision (or portion thereof), the parties intend that there shall be added as part of this Lease a term or provision, or portion thereof, as similar to such invalid, illegal or unenforceable term or provision, or portion thereof, as may be possible and be valid, legal and enforceable.

27.               NOTICES.

                  Any notice to be given or to be served upon Landlord or Tenant in connection with this Lease must be in writing (which may include facsimile) and either served personally or sent by facsimile or by reputable overnight courier services. Such notice shall be deemed to have been given or served upon delivery, if personally delivered, twenty-four (24) hours after the time sent by facsimile or overnight courier service. Such notices shall be given to or served upon a party at the following addresses:

        If to Tenant:            Spanish Broadcasting System of California, Inc.
                                 2601 South Bayshore Drive
                                 Coconut Grove, Florida 33133
                                 Attn: Joseph A. Garcia
                                 Fax: 305-446-5148

        with copies (which shall not constitute notice) to:

                                 Kaye Scholer LLP
                                 901 Fifteenth Street, N.W.
                                 Washington, D.C. 20005
                                 Attn: Jason L. Shrinsky, Esq.
                                 Fax: 202-682-3580

        If to Landlord:          International Church of the Foursquare Gospel,
                                   Inc.
                                 1910 W. Sunset Boulevard
                                 Los Angeles, California 90026-0176
                                 Attn: Brent R. Morgan
                                 Fax: 213-989-4565

        with copies (which shall not constitute notice) to:

                                 Farrand Cooper P.C.
                                 235 Montgomery Street, Suite 905
                                 San Francisco, California 94104
                                 Attn: Stephen R. Farrand, Esq.
                                 Fax: 415-677-2950

Any party may, at any time by giving five (5) days' prior written notice to the other party, designate any other address in substitution of the foregoing address to which such notice shall be given.

28.               AMENDMENTS.

                  All amendments to this Lease, except as otherwise specified, shall be in writing and signed by Landlord and Tenant.

29.               RECORDING.

                  A memorandum setting forth the material terms of this Lease may be recorded against the Property by Landlord or Tenant in the real property records of the County of Los Angeles, State of California.

30.               COUNTERPARTS.

                  This Lease may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

31.               ATTORNEYS' FEES.

                  In any action or proceeding brought to enforce any term or provision of this Lease, or where any term or provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable and actual attorneys' fees and expenses (including any such fees incurred in connection with enforcement of any judgments) in addition to its costs and expenses (including, without limitation, expert and non-expert witness costs and expenses) and any other available remedies.

32.               REMEDIES CUMULATIVE.

                  The remedies under this Lease are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

33.               WAIVER

                  The waiver, express or implied, by Tenant of any right hereunder or with respect to any failure to perform or breach hereof by Landlord, shall not constitute or be deemed a waiver of any other right hereunder or of any other failure to perform or breach hereof by Landlord, whether of a similar or dissimilar nature thereto.

34.               GOVERNING LAW

                  Except as otherwise provided, this Lease shall be construed and interpreted in accordance with the laws of the State of California, without giving effect to any conflict of law provisions thereof.

                          [REMAINDER OF PAGE IS BLANK]

               IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first set forth above.

                                "LANDLORD"

                                INTERNATIONAL CHURCH OF THE FOURSQUARE GOSPEL

                                By: /s/ Brent Morgan
                                    -----------------------------------------
                                Print Name: Brent Morgan
                                Title: CFO

                                By: /s/ Jon Wolfe
                                    -----------------------------------------
                                Print Name: Jon Wolfe
                                Title: Asst. to CFO

                                "TENANT"

                                SPANISH BROADCASTING SYSTEM OF CALIFORNIA, INC., a California corporation

                                By: /s/ Joseph A. Garcia
                                    -----------------------------------------
                                Print Name:
                                Title:

                                   EXHIBIT "A"

                       LEGAL DESCRIPTION OF THE PROPERTY

                                                                       EXHIBIT A

Tract No. 1198 in the City of Los Angeles, County of Los Angeles, State of California. As per map recorded in Book 17, Pages 194 & 195 of Maps in the Office of the County Recorder of said County. For proposed radio tower No. 1 - beginning at a pt. which bears N. 50 (degrees) 13' 30" W. - 300.0' from a Pt. on the E'ly Bndry. of S.D. Tr. No. 1198 at its intersection with the Center Line of Rolle Street shown on the map of the Gillig Tract, as per map recorded in Book 3, Page 73 in the Office of the County Recorder of said County Th. N. 39 (degrees) 46' 30" E. 200.0', Th. N. 50 (degrees) 13' 30" W. 75.0' to the true
p.o.b., Th. N. 50 (degrees) 13' 30" W. 441.76', Th. N. 44 (degrees) 54' E.
108.67' to the beg. of a tan. curve conc, to the S.W.; Th. E'ly along S.D. curve, central angle 180 (degrees) 00' 00", radius 220'; a dist. of 691.15', Th.
S. 44 (degrees) 54' W. 69.21' to the true p.o.b. For proposed Radio Tower No. 3
- beginning at a pt. which bears N. 50 (degrees) 13' 30" W. 300.0' from a pt. on the E'ly Bnd'y. of S.D. Tr. No. 1198 at its intersection with the Center Line of Rolle Street as shown on map of the Gillig Tract, as per m.b. 3 (degrees) 73' in the Office of the County Recorder of S.D. County, Th. S. 39 (degrees) 46'30" W. 100"; Th. N. 50' 13' 30" W. 112.0' to the true p.o.b.; Th. N. 50 (degrees) 13'
30" W. 441.76"; Th. S. 44 (degrees) 54' W. 43.27 (degrees) to the beg. of a tan. curve conc. to the N.E.; Th. E'ly along S.D. curve a central angle of 180 (degrees) 00' 00" a radius of 220' an arc dist. of 691.45'; Th. N. 44 (degrees) 54' E. 82.73' to the true p.o.b. and beginning at a point which bears N. 50 (degrees) 13' 30" W. - 300.0' from a point E'ly Bndry. of said tract No. 1198 at its intersection with the center line of Rolle Street as shown on the map of the Gillig Tract, as per map recorded in Book 3, Page 73 in the Office of the County Recorder of said County thence N. 39 (degrees) 46' 30" E. 200', thence N. 50 (degrees) 13' 30" W. 500', thence N. 39 (degrees) 46' 30" E. 342' more or less to the most Southerly line or loop of Montecito Drive, thence along said most Southerly line or loop of Montecito Drive westward 53' more or less, thence South 39 (degrees) 46' 30" West 642', thence South 50 (degrees) 13'30" E. 553', thence N. 39 (degrees) 46' 30" E. 100' to the True Point of Beginning.

                                   EXHIBIT "B"

                          DESCRIPTION OF 1150 PREMISES

                                                                       EXHIBIT B

Tract No. 1198 in the City of Los Angeles, County of Los Angeles, State of California. As per map recorded in Book 17, Pages 194 & 195 of Maps in the Office of the County Recorder of said County. For proposed radio tower No. 1 - beginning at a pt. which bears N. 50 (degrees) 13' 30" W. - 300.0' from a Pt. on the E'ly Bndry. of S.D. Tr. No. 1198 at its intersection with the Center Line of Rolle Street shown on the map of the Gillig Tract, as per map recorded in Book 3, Page 73 in the Office of the County Recorder of said County Th. N. 39 (degrees) 46' 30" E. 200.0', Th. N. 50 (degrees) 13' 30" W. 75.0' to the true
p.o.b., Th. N. 50 (degrees) 13' 30" W. 441.76', Th. N. 44 (degrees) 54' E.
108.67' to the beg. of a tan. curve conc. to the S.W.; Th. E'ly along S.D. curve, central angle 180' 00' 00", radius 220'; a dist. of 691.15', Th. S. 44 (degrees) 54' W. 69.21' to the true p.o.b. For proposed Radio Tower No. 3 - beginning at a pt. which bears N. 50 (degrees) 13' 30" W. 300.0' from a pt. on the E'ly Bnd'y. of S.D. Tr. No. 1198 at its intersection with the Center Line of Rolle Street as shown on map of the Gillig Tract, as per m.b. 3-73 in the Office of the County Recorder of S.D. County, Th. S. 39 (degrees) 46'30" W. 100"; Th.
N. 50 (degrees) 13' 30" W. 112.O1 to the true p.o.b.; Th. N. 50 (degrees) 13' 30" W. 441.76"; Th. S. 44 (degrees) 54' W. 43.27 (degrees) to the beg. of a tan. curve conc, to the N.E.; Th. E'ly along S.D. curve a central angle of 180 (degrees) 00' 00" a radius of 220' an arc dist. of 691.45'; Th. N. 44 (degrees) 54' E. 82.73 (degrees) to the true p.o.b. and beginning at a point which bears
N. 50 (degrees) 13' 30" W. - 300.0' from a point E'ly Bndry. of said tract No. 1198 at its intersection with the center line of Rolle Street as shown on the map of the Gillig Tract, as per map recorded in Book 3, Page 73 in the Office of the County Recorder of said County thence N. 39 (degrees) 46' 30" E. 200', thence N. 50 (degrees) 13' 30" W. 500', thence N. 39 (degrees) 46' 30" E. 342'
more or less to the most Southerly line or loop of Montecito Drive, thence along said most Southerly line or loop of Montecito Drive westward 53' more or less, thence South 39 (degrees) 46' 30" West 642', thence South 50 (degrees) 13'30" E. 553', thence N. 39 (degrees) 46' 30" E. 100' to the True Point of Beginning.

                                   EXHIBIT "C"

                                   FLOOR PLAN

[FLOOR PLAN]

                                  EXHIBIT "D"

                             CONDITIONAL USE PERMIT

                                                                       EXHIBIT D

                       [CITY OF LOS ANGELES LETTERHEAD]

August 29,1979

International Church of the                      Re: CASE NO. CUZ 79-163
  Foursquare Gospel                                  1050 Montecito Drive
Attention: Rev. Charles Duarte                       Northeast District
1100 Glendale Boulevard                              Zone: R1-1
Los Angeles, California 90026                        D. M. No.: 141 B 225
                                                     C. D. No. 14
Department of Building and Safety                    EIR: Exempt
                                                     Legal Description: See File

In the matter of the application of International Church of the Foursquare Gospel for conditional use approval on a site located in the R1-1 Zone, please be advised that based upon the Findings of Fact hereinafter set forth and by virtue of the authority contained in Section 12.24-C of the Municipal Code, the Zoning Administrator hereby authorizes as a conditional use, on a site described as portions of Tract No. 1198, as more particularly described in the application attached to the file, located at 1050 Montecito Drive, Northeast District, for:

         the modification of extant ZA Case No. 10399 to now permit expansion of the site and the installation, use and maintenance of two additional radio transmitting towers and antennas, approximately 220 ft. high, together with coaxial cables and ground system (buried), along with the existing radio transmitter, including tower and control building as previously authorized, upon the following terms and conditions:

1. That the use and development of the, property shall be in substantial conformance with the plot plan submitted with the application and marked Exhibit "A".

2. That the two semi-circles and the existing site be enclosed with a chain link fence having a maximum height of 6 ft. The enclosed area is to be landscaped with lawn lvy or other green ground cover, interspersed, if desired, with trees, shrubs or flowers. Further, all other open areas of the ownership shall be kept free of weeds, litter or waste matter of any type so that the entire premises will be maintained in an attractive and safe condition at all times.

3. That if the trasmitters located on the subject property cause a blanketing effect or set up interference which affects televisions, radios or receiving sets in the immediate surrounding territory as designated and specified by the Federal Communications Commission, so that they cannot clearly receive programs from other radio or television stations, either of the regular or frequency modulation type, then, steps shall be taken and it shall be the obligation of the concern operating the transmitters, here in question, to install reflectors, director attachments, wave traps, or make such other installations or corrections on each radio receiving, set so affected as to eliminate the interference caused by these transmitters. Further, in the event the transmitters cause any interference with electrical devices, equipment or apparatus in the adjoining homes or hospital, steps shall be taken to correct or eliminate the interference caused by the transmitters.

         AN EQUAL EMPLOYMENT OPPORTUNITY -- AFFIRMATIVE ACTION EMPLOYER

CUZ 79-163
                                                                          Page 2

4. That all of the terms and conditions of extant Z.A. Case No. 10399 shall remain in effect as if restated herein except for any modifications or amplifications as authorized herein.

5. The use hereby authorized is conditional upon the privileges' being utilized within 180 days after the effective date hereof, and if they are not utilized or construction work it not begun within said time and carried on diligently to completion of at least one usable unit, this authorization shall become void and any privilege or use granted hereby shall be deemed to have lapsed unless a Zoning Administrator has granted an extension of the time limit, after sufficient evidence has been submitted indicating that there was unavoidable delay in taking advantage of the grant. Once any portion of the privilege hereby granted is utilized, the other conditions thereof become immediately operative and must be strictly observed. Furthermore, this conditional use approval shall be subject to revocation in the same manner as provided under Section 12.27-8,5 of the Municipal Code for revocation of zone variances, if the conditions imposed are not strictly observed.

The applicant's attention is called to the fact that this grant is not a permit or license and that any permits and licenses required by law must be obtained from the proper public agency. Furthermore, if any condition of this grant is violated or if the same be not compiled with, then the applicant or has successor in interest may be prosecuted for violating these conditions the same as for any violation of the requirements contained in the Municipal Code. In the event the property is to be sold, leased, rented or occupied by any person or corporation other than yourself, it is incumbent that you advise them regarding the conditions of this grant. The zoning administrator's determination in this matter will become effective after September 13, 1979 unless an appeal there-from is filed with the Board of Zoning Appeals on or before the above date. Any appeal must be filed on forms prescribed by the Board and accompanied by the fee required by the Municipal Code.

                                FINDINGS OF FACT

After thorough consideration of the statements contained in the application, the report of the City Planning Associate thereon, the statements made at the public hearing before the Zoning Administrator on July 30, 1979; all of which are by reference made a part hereof, as well as personal knowledge of the property and the surrounding district, I find that the requirements for authorizing a conditional use under the provisions of Section 12.24-c of the Municipal Code have been established by the following facts

1. The property involved consists of an approximate eight-acre parcel of unsubdivided land comprising the central portion of a high ridge hilltop, which is higher in elevation than adjacent acreage, and lots which are zoned R1-1 and is either owned by the applicant or individual property owners.

CUZ 79-163

         The adjoining surrounding properties are classified in the R1-1 Zone and mostly vacant hillside property. Only a few of the lots within the 300-ft. radius of the subject site are improved with single-family dwellings. Physical access to the property is from Montecito Drive and Farm Street. The topography of the late is hilly, with all abutting properties sloping downward. The site is presently improved with an existing radio broadcasting transmitter, including control building for equipment and one tower with antenna, under authority granted as a conditional use under ZA Case No. 10399. In order to adequately serve the population and expand their operation and prevent interference from three radio stations on the same frequency broadcasting from Arizona, Northern California and Mexico, it has become necessary to increase the station's power for night broadcasts, which can only be accomplished by the erection of the subject two additional towers to the antenna system. The site appears and has proved to be well situated for the operation of a radio transmitting facility. For the same reasons which justified authorization of the existing radio broadcasting transmitter development, permitting the proposed use of the subject property for the installation of two additional transmitting towers under the conditions and controls imposed, will not be contrary or detrimental to the General Plan. Said use is also exempt from the environmental review process under the guidelines adopted for implementation of the Environmental Quality Act of 1970.

2. Under the conditions and limitations imposed, the proposed additional towers will not change the character of the development on the subject property or the surrounding neighborhood. Further, the comprehensive zoning regulations recognize this unique and specialized type of use cannot always be located to the best advantage in a zone in which such use is first classified. Under careful scrutiny, the special consideration given the requested use as afforded by the conditional use procedure, further indicates that the radio transmitting towers facility at the proposed location will be in harmony with the various elements and objectives of the General Plan.

/s/ WILLIE H. GERARD
WILLIE H. GERARD
Associate Zoning Administrator

WHG:inse

cc: Director of Planning
    County Assessor
    Councilman Arthur K. Snyder
    Fourteenth District
    Adjoining Property Owners

4636C/0035A

                        [CITY OF LOS ANGELES LETTERHEAD]
                                  JAN 17 1980

Richard A. Behan                        Re: B. Z. A. Case No. 2709
1150 Montecito Drive                        CUZ 79-163
Los Angeles, California 90031               1050 Montecito Drive
                                            Northeast District
International Church Of The                 D. M. No.7364
   Foursquare Gospel                        C. D. No. 14
1100 Glendale Boulevard                     General Exemption
Los Angeles, California 90026

Attn: Rev. Charles Duarte

Calvin S. Hamilton
Director of Planning

Thomas V. Golden
Chief Zoning Administrator

Department of Building and Safety

Greetings:

This matter was first heard by the Board of Zoning Appeals on October 30, 1979, and their decision was withheld on this matter because additional testimony from the protestant directed attention to the possibility of a cumulative effect of radiation contamination generated by the radio transmitting station. The Board considered this additional testimony worthy of further appraisal and it was moved to transmit the file to the Environmental Review Committee to appraise the validity of alleged contamination.

On December 12, 1979, the Environmental Review Committee issued a Negative Declaration for the project and determined that the project will not have a significant effect on the environment on the basis that no significant impacts are apparent which might result from this project's implementation.

With the receipt of the Negative Declaration, and after thorough consideration of all records and evidence previously introduced before the Associate Zoning Administrator, his findings, determination, and subsequent arguments, the Board found that the Associate Zoning Administrator did not err in granting the request. The Board found it necessary to amend the findings to fit sary findings required under Section 12.24.C-1 as follows:

         AN EQUAL EMPLOYMENT OPPORTUNITY -- AFFIRMATIVE ACTION EMPLOYER

B. Z. A. CASE NO. 2709                                                    PAGE 2
CUZ 79-163

Finding of Fact No. 1:

1. The property involved consists of an approximate eight-acre parcel of unsubdivided land comprising the central portion of a high ridge hilltop, which is higher in elevation than adjacent acreage, and lots which are zoned R1-1 and are either owned by the applicant or individual property owners.

         The adjoining surrounding properties are classified in the R1-1 zone and mostly vacant hillside property. Only a few of the lots within the 300-foot radius of the subject site are improved with single-family dwellings. Physical access to the property is from Montecito Drive and Fenn street. The topography of the site is hilly, with all abutting properties sloping downward. The site is presently improved with an existing radio broadcasting transmitter, including control building for equipment and one tower with antenna, under authority granted as a conditional use under ZA Case No. 10399. In order to adequately serve the population and expand their operation and prevent interference from three radio stations on the same frequency broadcasting from Arizona, northern California and Mexico, it has become necessary to increase the station's power for night broadcasts, which can only be accomplished by the erection of the subject two additional towers to the antenna system. The site appears and has proved to be well situated for the operation of a radio transmitting facility. For the same reasons which justified authorization under the existing radio broadcasting transmitter development, permitting, the proposed use of the subject property for the installation of two additional transmitting towers at this location is proper in relation to the adjacent uses or to the development of the community.

2. Under the conditions and limitations imposed, additional towers will not change the character of the development of the subject property or the surrounding neighborhood. Further, the Comprehensive Zoning Regulations recognized this unique and specialized type of use cannot always be located to the best advantage in a zone and of which such use is first classified. Under careful scrutiny, the special consideration given the requested use is afforded by the conditional use procedure, and further, indicates that the radio transmitting tower facility at the proposed location will be in harmony with the various elements and objectives of the General Plan and that the use will not be materially detrimental to the character of the development in the immediate neighborhood.

B. Z. A. CASE NO. 2709                                                    PAGE 3
CUZ 79-163

The Board also found it necessary to add the following conditions:

         6. That the station is to respond and correct problems of electrical interference that occur in the neighborhood within a period of 15 days, and that complaints be supplied with the address and phone number of the Federal Communications Commission, the Los Angeles City Planning Department, and the Department of Building and Safety.

         7. That the total ownership be kept free of litter and maintained to reduce fire hazards.

         8. That the herein authorized use shall be conducted at all times with due regard for the residential character of the surrounding district and the right is reserved to the Chief Zoning Administrator to impose additional corrective conditions, if, in his opinion, such conditions are proven necessary for the protection of persons within the neighborhood or occupants of adjacent residential property.

It should also be noted that permits and licenses required by law shall be issued to the applicants.

The Board of Zoning Appeals certifies that prior to taking the above-described action. It had noted that the applicant had filed an environmental assessment form in compliance with the California Environmental Quality Act of 1970 and the Guidelines of the City of Los Angeles. The Planning Department's Environmental Evaluation Committee granted a Negative Declaration for the subject property in determining that the subject project will not have a significant effect on the. environment.

                                                 Very truly yours,

                                                 /s/ Havard A. Finn
                                                 Havard A. Finn
                                                 Chairman

                                                /s/ Scenario R. Rodman
                                                Scenario R. Rodman
                                                Secretary

HAF:SRR:rc

CC: Councilman Arthur K. Snyder
    Xavier Villagran
    T. V. Vogel
    MRS. Brinks